UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 255 City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On June 1, 2006, AXM Pharma, Inc. (the “Company”) received notice by letter, dated June 1, 2006, from the American Stock Exchange (“Amex” or the “Exchange”) that on May 31, 2006, a Listing Qualifications Panel of the Amex Committee on Securities (the “Panel”) reviewed the written submissions of the Company and the Listing Qualifications Department (“Staff”).  Based upon the written submission the Panel affirmed the Staff’s determination to delist the common stock of the Company. Specifically, the Panel agreed with the Staff’s analysis that the Company was not in compliance with the Exchange’s requirements set forth in Sections 301, 1003(a)(i), 1003(a)(ii), 1003(a)(iii) and 1003(a)(iv) of the Amex Company Guide and that extensions of time for listing would not be in accordance with Section 1009.  Accordingly, the Exchange will suspend trading in the Company’s common stock as soon as practicable and will file an application with the Securities and Exchange Commission to strike the common stock of the Company from listing and registration on the Exchange.

Amex indicated that the Company may request that the full Committee on Securities review the decision of the Panel.  Such a request must be received by June 16, 2006. At this time, the Company is reviewing and considering requesting this review. A request for review, however, will not operate as a stay on the Panel's decision.

Item 9.01

Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Letter, dated June 1, 2006, by the American Stock Exchange to AXM Pharma, Inc.

99.2	Press release, dated June 2, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the American Stock Exchange letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  June 5, 2006

        By:   /s/  Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Letter, dated June 1, 2006, by the American Stock Exchange to AXM Pharma, Inc.

99.2	Press release, dated June 2, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the American Stock Exchange letter